Exhibit 4.8

WAIVER

WAIVER (this “Waiver”), dated as of December 12, 2014, to that certain Credit Agreement, dated as of June 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among HANGER, INC. (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuer.

W I T N E S S E T H:

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, the Borrower and the Lenders party hereto agree to the waiver of the Credit Agreement and other Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Waiver.  Subject to the satisfaction of the conditions set forth in Section Two hereof, the Required Lenders hereby waive (a) any Default or Event of Default under Section 9.01(d) of the Credit Agreement, to the extent such Default or Event of Default arises or has arisen in connection with the Borrower’s obligations under Section 7.01(b) in respect of the financial information and other materials required to be delivered pursuant thereto for the period ended September 30, 2014, as well as, in each case in respect thereto, the requirement to give any notice pursuant to Section 7.03 and to deliver a Compliance Certificate pursuant to Section 7.02(b) and (b) any Default or Event of Default under Section 9.01(e)(ii) to the extent such Default or Event of Default arises or has arisen as a result of the Borrower’s failure to timely furnish its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to the holders of the notes and the trustee under that certain Indenture, dated as of November 2, 2010, among the Borrower, certain of the Borrower’s subsidiaries and Wilmington Trust Company, as trustee, in all cases, until the earlier to occur of (x) compliance with Sections 7.01(b) and 7.02(b) and (y) the close of business on January 15, 2015 (the “Expiration Date”).

SECTION TWO - Conditions to Effectiveness.  This Waiver shall become effective (the “Waiver Effective Date”) upon satisfaction of each of the following conditions:

(a)                                 the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower;

(b)                                 after giving effect to this Waiver, no Default or Event of Default will have occurred and be continuing on such date;

(c)                                  the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the satisfaction of the condition set forth in Section 2(b).

(d)                                 All fees and expenses payable on or before the date hereof by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Waiver in accordance with Section 11.04 of the Credit Agreement shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, to the extent invoiced to the Borrower prior to the date hereof.

SECTION THREE - Governing Law.  This Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION FOUR — Full Force and Effect.  Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION FIVE — Counterparts.  This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.

HANGER, INC.

By:	/s/ George E. McHenry
	Name:	George E. McHenry
	Title:	Executive Vice President &
Chief Financial Officer

[December 2014 Waiver]

Acknowledged and consented to

as of the date first set forth above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuer and Swing Line Lender

By:
Name:
Title:

[December 2014 Waiver]

Acknowledged and consented to
as of the date first set forth above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, NA.,
as Issuer and Swing Line Lender

By:	/s/ Whitney M. Fraga
	Name:	Whitney M. Fraga
	Title:	Senior Vice President

[December 2014 Waiver]

SUNTRUST BANK,
as a Lender (type name of the legal entity)

By:	/s/ Baerbel Freudenthaler
	Name:	BAERBEL FREUDENTHALER
	Title:	MANAGING DIRECTOR

If a second signature is necessary:

By:
Name:
Title:

[December 2014 Waiver]

Wells Fargo Bank National Association,
as a Lender

By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Managing Director

[December 2014 Waiver]

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ James A. Goody
	Name:	James A. Goody
	Title:	Vice President

Hanger Waiver

COMPASS BANK,
as a Lender

By:	/s/ D. Sowards
	Name:	Debbie Sowards
	Title:	Senior Vice President

[December 2014 Waiver]

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

[December 2014 Waiver]

BOKF, NA dba Bank of Texas

By:	/s/ Chris O’Brien
	Name:	Chris O’Brien
	Title:	Vice President

[December 2014 Waiver]

Fifth Third Bank,
as a Lender (type name of the legal entity)

By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

[December 2014 Waiver]

Royal Bank of Canada, as a Lender

By:	/s/ Amy S. Promaine
	Name:	Amy Promaine
	Title:	Authorized Signatory

Hanger Waiver